Exhibit 99.1

   ALIGN TECHNOLOGY, INC. REPORTS Q2 2005 REVENUES OF $53.9M AND EPS OF $0.01

    SANTA CLARA, Calif., July 20 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today reported financial results for the second quarter of 2005. Total revenues for the second quarter of 2005 were $53.9 million, compared to $44.2 million in the second quarter of 2004, an increase of 22.0 percent.

    "We are pleased with our financial results for the second quarter 2005, especially given the emergence of competition in the marketplace," stated Thomas M. Prescott, Align Technology's President and CEO. "Align is on track to execute key strategic programs, and our employees are as excited and committed as ever to building a great company for our customers and shareholders."

    The net profit for the second quarter of 2005, as reported on a GAAP basis, was $538 thousand, or earnings per share (EPS) of $0.01. This compares to a GAAP net profit of $3.8 million for the second quarter of 2004, or EPS of $0.06 per share. For comparison purposes, this also compares to a non-GAAP net profit of $5.6 million for the second quarter of 2004 or non-GAAP EPS of $0.09. Non-GAAP net profit excludes the effects of stock-based compensation. The reconciliation of the GAAP to non-GAAP measurements for net profit and EPS is set forth below within Align Technology's financial statements.

    As of June 30, 2005, Align had $73.4 million in cash and cash equivalents, compared to $70.0 million as of December 31, 2004.

    Align Webcast and Conference Call

    Align Technology will host a webcast and conference call today, July 20, 2005 at 10:00 a.m. EDT, 7:00 a.m. PDT, to review the second quarter of 2005 results and discuss future operating trends and guidance. To access the webcast, click on "Webcasts & Presentations" on Align Technology's Investor Relations web site at http://investor.aligntech.com . To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will be available on our website. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 151233 followed by #. The replay may be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. EDT on August 3, 2005.

    About Align Technology, Inc.

    Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in April 1997 and received FDA clearance to market Invisalign in 1998.

    To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

    Forward-Looking Statements

    This news release contains forward-looking statements, including statements regarding Align's statement that it is on track to execute key strategic programs. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, Align's limited operating history, competition from

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manufacturers of traditional braces and new competitors, including OrthoClear, demand for Invisalign and acceptance of Invisalign and any new enhancements or new products by consumers and dental professionals, our ability to develop and successfully introduce new products, Align's ability to protect its intellectual property rights, potential intellectual property or product liability claims or litigation, and the loss of key personnel including members of Align's direct sales force. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 3, 2005, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                               Three Months Ended               Six Months Ended
                                           ----------------------------    ----------------------------
                                             June 30,        June 30,        June 30,        June 30,
(in thousands, except per share data)          2005            2004            2005            2004
----------------------------------------   ------------    ------------    ------------    ------------
Revenues                                   $     53,940    $     44,204    $    105,095    $     83,409

Cost of revenues                                 16,620          14,250          32,098          27,643

Gross profit                                     37,320          29,954          72,997          55,766

Operating expenses:

Sales and marketing                              21,049          13,399          40,183          26,671
General and administrative                        9,723           8,656          19,234          16,933
Research and development                          5,355           3,558          10,258           6,904

Total operating expenses                         36,127          25,613          69,675          50,508

Profit from operations                            1,193           4,341           3,322           5,258

Interest and other income (expense), net           (238)           (175)           (298)           (402)
Provision for income taxes                         (417)           (394)           (623)           (527)

Net profit                                 $        538    $      3,772    $      2,401    $      4,329

Net profit per share
     - basic                               $       0.01    $       0.06    $       0.04    $       0.07
     - diluted                             $       0.01    $       0.06    $       0.04    $       0.07

Shares used in computing net profit
 per share
     - basic                                     61,484          59,692          61,367          59,391
     - diluted                                   62,953          64,461          62,939          64,392

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ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

                                             June 30,      December 31,
(in thousands)                                 2005           2004
----------------------------------------   ------------    ------------
               ASSETS

Current assets:
Cash and cash equivalents                  $     73,014    $     69,659
Restricted cash                                     402             303
Accounts receivable, net                         35,207          28,809
Inventories, net                                  3,125           2,852
Other current assets                              7,857           5,211
   Total current assets                         119,605         106,834

Property and equipment, net                      22,150          21,702
Other long-term assets                            3,480           2,176

     Total assets                          $    145,235    $    130,712

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                           $      4,256    $      3,361
Accrued liabilities                              28,023          23,481
Deferred revenue                                 20,196          16,257
Debt obligations, current portion                   847           1,849
   Total current liabilities                     53,322          44,948

Other long term liabilities                          43              25

    Total liabilities                            53,365          44,973

Total stockholders' equity                       91,870          85,739

      Total liabilities and
       stockholders' equity                $    145,235    $    130,712

ALIGN TECHNOLOGY, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Align uses a non-GAAP measure of net profit, which is adjusted to exclude certain costs and expenses and any associated tax effects of such adjustments. We believe that our non-GAAP net profit gives an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net profit is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net profit prepared in accordance with generally accepted accounting principles in the United States of America.

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
                                                Three Months Ended               Six Months Ended
                                           ----------------------------    ----------------------------
                                             June 30,        June 30,        June 30,        June 30,
(in thousands, except per share data)          2005            2004            2005            2004
----------------------------------------   ------------    ------------    ------------    ------------
Revenues                                   $     53,940    $     44,204    $    105,095    $     83,409

Cost of revenues                                 16,620          13,931          32,098          26,926

Gross profit                                     37,320          30,273          72,997          56,483

Operating expenses:

Sales and marketing                              21,049          13,172          40,177          26,150
General and administrative                        9,723           7,712          19,228          14,834
Research and development                          5,355           3,266          10,258           6,242

Total operating expenses                         36,127          24,150          69,663          47,226

Profit from operations                            1,193           6,123           3,334           9,257

Interest and other
 income (expense), net                             (238)           (175)           (298)           (402)
Provision for income taxes                         (417)           (394)           (623)           (527)

Net profit                                 $        538    $      5,554    $      2,413    $      8,328

Net profit per share
   - basic                                 $       0.01    $       0.09    $       0.04    $       0.14
   - diluted                               $       0.01    $       0.09    $       0.04    $       0.13

Shares used in computing
 net profit per share
   - basic                                       61,484          59,692          61,367          59,391
   - diluted                                     62,953          64,461          62,939          64,392

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ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET PROFIT TO ADJUSTED NON-GAAP NET PROFIT
(unaudited)

                                                Three Months Ended               Six Months Ended
                                           ----------------------------    ----------------------------
                                             June 30,        June 30,        June 30,        June 30,
(in thousands)                                 2005            2004            2005            2004
---------------------------------          ------------    ------------    ------------    ------------
Calculation of
 non-GAAP net profit
 excluding special items:

Net profit                                 $        538    $      3,772    $      2,401    $      4,329

Items:
Stock-based compensation
 expense included in: (A)
 - cost of revenues                                  --             319              --             717
 - sales and marketing                               --             227               6             521
 - general and administrative                        --             944               6           2,099
 - research and development                          --             292              --             662

Non-GAAP net profit
 excluding special items                   $        538    $      5,554    $      2,413    $      8,328

(A) Stock-based compensation expense represents the amortization of deferred stock-based compensation recorded in connection with the granting of stock options to employees and non-employees.

CONTACT:
 Investor Relations              Press
 Barbara Domingo                 Shannon Henderson
 Align Technology, Inc.          Ethos Communications, Inc.
 +1-408-470-1000                 +1-678-417-1767
 investorinfo@aligntech.com      shannon@ethoscommunication.com

/CONTACT:  investors, Barbara Domingo of Align Technology, Inc.,
+1-408-470-1000, or investorinfo@aligntech.com; or Shannon Henderson of Ethos Communications, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for Align Technology, Inc./
    /Web site:  http://investor.aligntech.com/
    /Web site:  http://www.invisalign.com/

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